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FOR IMMEDIATE RELEASE                       CONTACT: MICHAEL BURKE
NASDAQ: IMGC                                         EXEC. VP & CFO
                                            CONTACT: CATHY YUDZEVICH
                                                     IR SPECIALIST
                                                     (518) 782-1122


                    INTERMAGNETICS TO ACQUIRE PRIVATELY HELD
           MRI DEVICES CORPORATION FOR $100 MILLION IN CASH AND STOCK

o ACQUISITION EXPECTED TO BOOST FISCAL 2005 REVENUE TO NEARLY $300 MILLION, ADD APPROXIMATELY $0.20 TO OPERATING EPS
o HIGHLY COMPLEMENTARY PRODUCT LINES AUGMENT FURTHER EXPANSION OF
  INTERMAGNETICS' MEDICAL TECHNOLOGY BUSINESS
o ACCELERATED GROWTH PROSPECTS EXPECTED TO RESULT FROM INTEGRATION WITH MEDICAL ADVANCES SUBSIDIARY AND SALES, DISTRIBUTION CAPABILITIES OF RECENTLY ACQUIRED INVIVO CORPORATION
o COMPANY REMAINS ON TARGET WITH FY04 PROJECTIONS


LATHAM, NY, MAY 17, 2004--Intermagnetics General Corporation (NASDAQ: IMGC) today announced it has agreed to acquire privately held MRI Devices Corporation (MRIDC), a leading manufacturer of radio frequency (RF) coils for magnetic resonance imaging (MRI) systems, for $100 million in cash and stock. The company reported that the acquisition, which is subject to regulatory approval, is expected to be immediately accretive to operating earnings and cash flow. The addition of MRIDC--headquartered in Waukesha, Wisconsin--is projected to boost consolidated revenue to nearly $300 million and to add about $0.20 earnings per share, excluding any acquisition-related charges during fiscal 2005, which begins May 31, 2004.

"In addition to the financial benefits--with earnings anticipated to increase by greater than 15 percent--this is an unusually complementary and fundamentally strategic acquisition that will combine our existing Medical Advances, Inc.
(MAI) subsidiary with MRIDC to create a leading global medical device company in the design, manufacture and distribution of high-quality RF coils and other MRI-related accessories," said Glenn H. Epstein, chairman and chief executive officer of Intermagnetics. "The two businesses have similar product offerings, with MAI's strength in RF coils designed primarily for imaging the body's extremities and MRIDC's focus on coils for cardiovascular and neurovascular applications, as well as its expanding portfolio of high value-added products that serve the broader MRI market.

"Together, they also will benefit from the world-class global sales and distribution team that we added with our recent acquisition of Invivo Corporation," Epstein said. "The Invivo sales team has already had a favorable impact on MAI's order rate in less than four months of ownership within Intermagnetics' Medical Technology sector."

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Tom Schubert, president and CEO of MRI Devices Corporation, added: "We chose to join Intermagnetics because it offers a unique combination of MRI knowledge, engineering and operational discipline, direct distribution power and enhanced growth prospects that will benefit our employees, customers and shareholders. We believe that Intermagnetics is accumulating a decisive leadership position in medical imaging applications and products and is likely, with MRIDC as an integral part of the company, to further develop its market potential within its Medical Technology business. My management team and I look forward to being an important part of this expanding enterprise and to being significant long-term shareholders in Intermagnetics."

MEDICAL TECHNOLOGY SECTOR NOW TARGETS BROADER MARKET

Epstein said, "Intermagnetics' newly enhanced sales and distribution capabilities, coupled with an expanding line of products, are contributing to our continued development of a robust Medical Technology sector. This broad and attractive market is well suited to provide additional opportunities for our technology and products and is expected to result in growth prospects in excess of the corporate objective of 15 percent compound growth in earnings per share."

Michael Burke, executive vice president and chief financial officer of Intermagnetics, noted that the acquisition is expected to be completed with a $45 million cash payment, a three-year $5 million promissory note and about $50 million in Intermagnetics' common stock within a range of 1.8 million to 2.2 million shares, depending on the stock price at the time of closing. Half of the stock will be restricted from sale for two years and the other half for three years, aligning the MRIDC team with Intermagnetics' overall objectives while providing a long-term incentive to successfully integrate and operate the business. The cash portion of the consideration is being financed through Intermagnetics' now expanded $130 million credit facility with its existing bank group.

Burke added that the increased cash flow expected from the MRIDC acquisition would enable the company to continue to aggressively pay down its debt.

MRIDC, with about 200 employees and calendar 2003 revenues of $47 million, sells its products and services to major OEMs--including GE Healthcare, Siemens Medical Solutions and Philips Medical Systems--as well as directly to hospitals, imaging centers and research institutions.

MRIDC MANAGEMENT TEAM TO REMAIN WITH INTERMAGNETICS

Epstein stated that the entire MRIDC senior management team--which he cited for exceptional market knowledge and key customer relationships, as well as engineering and general management skills--is expected to remain after the acquisition and assume key roles within Intermagnetics' Medical Technology sector. He said the company expects to combine the operations of MAI and MRIDC over the next several months with engineering and operational facilities located in Waukesha, Wisconsin and Gainesville, Florida.


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'IDEAL MATCH' MEETS STRATEGIC OBJECTIVES

"We consider MRIDC to be an ideal match in meeting our strategic objectives of expanding our product lines, diversifying our customer base and building on our position as a leading player in the Medical Technology field," Epstein said. "This acquisition achieves this and more, as it also supports our overall long-term financial objectives including further increase of cash flow.

"We are very confident that our broadening range of MRI customers--the world's premier MRI system integrators, as well as hospitals and other medical facilities--will benefit from the increased products and services that we will now offer," Epstein added. "We expect to continue investing in, and growing, these vibrant businesses as we concentrate on leveraging their strengths and fully integrating their operations."

FY04 GOALS ON TARGET, FY05 TARGETS RAISED

"We are on target with our performance goals for our other businesses, including the integration of Invivo," Epstein said. "We remain comfortable with our earlier projection of revenue for FY04, ending in May, at about $160 million, with operating EPS in the range of $0.90 to $0.92, excluding non-recurring charges related to the Invivo acquisition now expected to total about $0.07 in the current year. We had originally projected non-recurring charges of $0.07 to $0.10 in FY04. However, timing and accounting standards for deal-related charges dictate that about $0.02 of that be recognized in the first quarter of FY05, for a total of $0.09.

"With the addition of MRIDC, we are raising our projections for fiscal 2005, with net sales approaching $300 million and operating EPS of $1.55 to $1.65--each representing about an 80 percent increase over this year's levels. Operating EPS is exclusive of any deal-related expenses or the previously disclosed non-cash charge estimate of about $0.15 related to the anticipated vesting of performance-based restricted stock units. At this time, we expect the acquisition to close during the early part of our first quarter of fiscal 2005 and forecast that MRIDC's operations will be accretive, on a fully burdened GAAP reported basis, during 2005. A more precise estimate of non-recurring costs associated with the acquisition and related integration activities will be disclosed following completion of the transaction."

CONFERENCE CALL TUESDAY

The company will discuss the MRI Devices Corporation acquisition during a conference call Tuesday, May 18, 2004, beginning at 11 a.m. EDT. The call will be broadcast live and archived over the Internet through the company's web site www.intermagnetics.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning at 2 p.m. EDT through midnight May 29, 2004, by dialing (201) 612-7415 - account number 2926 and requesting conference 105878.


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ABOUT INTERMAGNETICS

INTERMAGNETICS (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in its expanding business of Medical Technology that encompasses Magnetic Resonance Imaging Systems & Components and Patient Monitoring. Intermagnetics is also a key supplier to the markets within Instrumentation and has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems and components and other specialized high-value added devices.

ABOUT MRI DEVICES CORPORATION

Founded in 1991, MRI DEVICES CORPORATION (www.mridevices.com) is a world leader in the development of advanced array coil designs for a variety of MRI systems. An ISO 9001 certified company, MRI Devices supplies high-performance coils, complete Integrated Functional Imaging Systems and interventional instruments to both MRI system manufacturers and directly to hospitals, clinics, and research institutions. MRI Devices is headquartered in Waukesha, Wisconsin, with additional R&D, manufacturing, sales and service facilities in Gainesville, Florida, Wuerzburg, Germany and Schwerin, Germany.


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SAFE HARBOR STATEMENT: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Intermagnetics cannot provide assurances that a business combination will be completed due to certain risks and uncertainties, including but not limited to: the outcome of any governmental review of the parties' Hart-Scott-Rodino notice; possible future legal proceedings; the parties' ability to meet closing requirements including all conditions precedent; the company's ability to meet the performance, quality and price requirements of our customers and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; continued improvement in order trends from the Instrumentation sector; the company's ability to successfully integrate Invivo Corporation and MRIDC; and the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents; as well as other risks and uncertainties set forth herein and in the company's Annual Report on Forms 10-K and 10-Q. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.